UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 31, 2014

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2014, AAR CORP. (the “Company”) entered into an amended and restated employment agreement with its Chairman of the Board and Chief Executive Officer, David P. Storch.  The agreement became effective as of May 31, 2014 upon the expiration of the prior agreement between the parties.

Mr. Storch agreed to forfeit voluntarily the following change in control benefits that were provided to him under the prior agreement:

•                  The agreement no longer provides a tax gross-up to cover any “280G” excise tax (and related income) that may be triggered following a Change in Control.

•                  The agreement no longer provides any severance benefits if Mr. Storch terminates employment for any reason during the 25th month following a Change in Control.

•                  The agreement no longer provides a tax gross-up on the portion of the severance payment that is based on the value of Company contributions made on behalf of Mr. Storch under the Company’s retirement plans.

•                  The agreement no longer provides that outstanding equity awards will vest automatically on a Change in Control; rather, it imposes a “double trigger,” meaning that future equity awards will vest only upon a termination of employment following a Change in Control.

The agreement retains many of the other principal terms of the prior agreement and provides Mr. Storch with the following during the term of his employment:

(i)                                     a base salary equal to Mr. Storch’s current base salary, or such increased amount as the Compensation Committee of the Board of Directors may determine;

(ii)                                  an annual cash incentive opportunity of up to 200% of base salary for performance against financial goals established by the Compensation Committee;

(iii)                               a long-term equity incentive compensation opportunity under the Company’s stock plan or other programs as determined by the Compensation Committee; and

(iv)                              specified fringe benefits, including personal use for Mr. Storch and his spouse and dependent family members of Company aircraft (subject to the Company’s aircraft use policy, which requires payment by Mr. Storch for each accompanying passenger), annual automobile allowance, payment of country club dues, fees and certain charges, reimbursement of dues, fees, charges and expenses relating to membership in professional clubs/organizations and not-for-profit educational organizations, financial planning and tax preparation services, executive physical, and payment of reasonable legal fees incurred to negotiate the agreement.

The agreement contains the following severance provisions:

If prior to a Change in Control (or later than 24 months following a Change in Control), either the Company terminates Mr. Storch’s employment without Cause or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to (i) continued payment of his base salary for 36 months and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon a breach of the confidentiality and non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment).

If Mr. Storch’s employment is terminated within 24 months following a Change in Control, either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, he is entitled to:

(i)                                     an immediate lump sum payment equal to the sum of (A) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target and (B) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

(ii)                                  continued coverage for Mr. Storch and his spouse under the Company’s welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

(iii)                               a lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,526,405;

(iv)                              full vesting of all outstanding stock-based awards, with performance-based restricted stock shares awarded based on the higher of the target or actual Company performance through the date of the Change in Control (outstanding awards granted prior to the effective date of the agreement fully vest on a Change in Control, regardless of whether a termination of employment occurs);

(v)                                 reasonable legal fees incurred by Mr. Storch in enforcing the agreement; and

(vi)                              with respect to any 280G excise tax, Mr. Storch can elect either to (A) receive the full amount of severance benefits and be responsible for paying any excise tax or (B) receive severance benefits that are reduced to the maximum amount that can be paid without triggering the excise tax.

The following termination provisions apply, regardless of whether a Change in Control is involved:

(i)                                     If Mr. Storch’s termination is due to Retirement (i.e., his voluntary termination that does not result in the payment of any severance benefits pursuant to the agreement), Mr. Storch may enter into a consulting agreement with the Company for a term of not less than one year pursuant to which he will provide consulting services in return for a consulting fee equal to 50% of his base salary in effect at his Retirement.  He and his spouse are also entitled to continued coverage under the Company’s medical, dental, welfare and executive health programs for his (and his spouse’s) lifetime (or until he obtains health coverage from a new employer).

(ii)                                  If Mr. Storch’s employment terminates due to Disability, he will receive payment pursuant to the Company’s disability plans then in effect (at a level no less favorable than that in effect on May 31, 2014), and he will continue to receive coverage under the Company’s medical, dental and life insurance plans for three years following such termination.

(iii)                               If Mr. Storch’s employment is terminated following the expiration of the initial three-year term of the agreement, he will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

Any payment under the agreement in connection with Mr. Storch’s termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed six months following such termination to the extent necessary to comply with Section 409A.

The terms Change in Control, Cause, Good Reason and Disability are defined in the agreement.

The initial term of the agreement is until May 31, 2017, and the agreement will automatically renew thereafter for one-year periods unless either party gives 90 days advance notice.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report as Exhibit 10 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10	Amended and Restated Employment Agreement dated as of May 31, 2014 between AAR CORP. and David P. Storch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014
AAR CORP.

	By:	/s/ Robert J. Regan
		Name:	Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10	Amended and Restated Employment Agreement dated as of May 31, 2014 between AAR CORP. and David P. Storch.